Exhibit 10.16

Service and Support Agreement

This Service and Support Agreement (“Agreement”) confirms in writing the already orally made agreement between the Parties as of March and is effective as of 7th day of January, 2019 (the “Effective Date”), between

Integrated Micro-Electronics, Inc., a Philippine corporation located at North Science Ave., Laguna Technopark, 4024 Binan, Laguna, Philippines (“IMI”) and

VIA optronics GmbH, a German corporation located at Sieboldstrasse 18, 90411 Nuremberg, Germany, (“VIA”), (each “Party” or, collectively, “Parties”).

WHEREAS, IMI has expertise in the areas of development of hard and software for optical devices;

WHEREAS VIA has expertise in the area of display and touch panel lamination and assembly, and adhesives and adhesive dispensing systems;

WHEREAS, IMI and VIA are interested in offering systems and sub-systems, especially to automotive customers, and to follow VIAs’ strategy to become a Tier1 supplier to customers.

NOW IN WITNESS THEREOF, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties have agreed as follows.

1.    Subject Matter

IMI is providing contract development support services (“Services”) to VIA under this Agreement. For the performance of these Services it is necessary to dedicate specially qualified employees. Therefore, the Parties agree to provide a group of dedicated employees of IMI as listed under Appendix for the contribution of the Services to VIA. The Parties can agree that additional employees or other employees can be added to the group of dedicated employees or any employee listed under Appendix can be revoked without substitution and without amending Appendix.

CONFIDENTIAL

IMI ensures that all the dedicated employees are available solely and exclusively for performance of this Agreement, based on a principle of 5 workdays per week.

2.    Payment

a)                                     IMI will allocate a minimum of 5 workdays per week to provide Services for VIA. The amount of the service fee to be payed by VIA for the Services provided by IMI shall be EUR 2,400 per month per employee plus value added tax, if any. The service fee covers all costs, in particular – but not limited to – handling costs such as payroll administration and provision of local work station infrastructure.

b)                                     IMI will submit invoices to:

VIA optronics GmbH

- Finance Department -

Sieboldstrasse 18

90411 Nuremberg

Germany

c)                                      VIA will submit payment for the Services withinout any deductions within 30 days of receipt of an accurate invoice.

d)                                     VIA will bear sole responsibility for any potential taxes, assessments, and other similar payments that may be payable in respect of any monies paid or to be received to IMI under this agreement. In the event that VIA is obliged by legal requirements to deduct and withhold any taxes or other duties from the consideration, the amount payable to IMI shall be increased by such amount, leaving IMI as if it would have received the consideration without such deduction. The Parties will cooperate and work in good faith together to reduce any withholding and IMI will provide to VIA any information necessary to reduce such deduction.

3.    Notices

Any notice or communication pertaining to this Agreement that are required or permitted under this Agreement will be made in writing and will be deemed duly served if delivered personally, sent by facsimile transmissions, electronic mail, or by post to the following:

If to VIA:

VIA optronics GmbH

- Legal Department -

Sieboldstrasse 18

90411 Nuremberg

Germany

If to IMI:

Integrated Micro-Electronic Inc.,

North Science Ave., Laguna Technopark

4024 Binan, Laguna

Philippines

4.    Term and Termination

This Agreement shall become effective as of the Effective Date and shall continue thereafter until terminated in writing by one of the Parties.

Each Party may terminate this Agreement upon 30 days written notice to the other Party.

The provisions of Sections 5. Ownership, Prosecution, and Enforcement of Intellectual Property Rights, 7. Confidentiality, and 8. Governing Law will survive termination of this Agreement.

5.    Ownership, Prosecution, and Enforcement of Intellectual Property Rights

The Parties acknowledge that both Parties possess Background Intellectual Property (“BIP”). No right or title is granted in any BIP except as specifically provided herein. Unless otherwise agreed in writing, preparation, prosecution, maintenance, and enforcement of a Party’s BIP is at the sole discretion of that Party.

No Party acquires any rights to the other Party’s BIP, except as expressly provided herein.

Any Foreground Intellectual Property (“FIP”) that is made by VIA or its Affiliates in any activities or work under this Agreement shall be owned by VIA. FIP means all Intellectual Property invented, conceived, developed, devised, discovered, authored, or created by the Parties, either solely or jointly, in the course of performing Services, and all associated Intellectual Property Rights in such Intellectual Property.

6.    Force Majeure

a)                                     In this Agreement, “Force Majeure” means any cause preventing any Party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions, or accidents beyond the reasonable control of the Party so prevented including without limitation to an act of God, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm, default of suppliers or subcontractors, war, civil war, armed conflict, or terrorist attack, nuclear chemical or biological contamination or sonic boom, but excluding strikes, lock-outs or other industrial disputes (whether involving the workforce of the Party so prevented or another Party) or the unavailability of raw materials.

b)                                     Neither Party will be held responsible for the failure or delay in performance hereunder where such failure or delay is due to Force Majeure, provided such party whose performance is affected by such Force Majeure will promptly give notice to the other Party of the occurrence or circumstance upon which it intends to rely to excuse its performance.

c)                                      If any Party is prevented by Force Majeure from performance of its obligations for a period in excess of three (3) months, then any Party may terminate this Agreement forthwith on service of written notice upon the other Party, in which case no Party will have any liability to any other Party except that rights and liabilities which accrued prior to such termination will continue to subsist.

7.    Confidentiality

Each Party agrees to hold and maintain in confidence all Confidential Information of the other Party. Each Party further agrees not to disclose any Confidential Information of the other Party to any person or entity except to those of its and its Affiliates, employees, Subcontractors, consultants, agents and advisors who have a need to know, and, in any event, each Party shall be fully responsible for any disclosure or use of the Confidential Information in violation of this Agreement of the other Party by any of its or its Affiliates’ employees, Subcontractors, consultants, agents or advisors. Without limiting the foregoing, Confidential Information of the other Party shall not be used except as otherwise permitted by this Agreement, or as may be necessary to exercise any rights or perform any obligations under this Agreement. In performing its obligations under this Agreement, each Party shall use at least that degree of care as it would employ in protecting its own Confidential Information from improper use or disclosure.

8.    Governing Law

This Agreement shall be governed by the laws of the Federal Republic of Germany.

9.    Severability

This Agreement constitutes the whole Agreement between the Parties regarding the subject matter hereof. If any provision of this Agreement will be held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby, provided that the intent of the Parties is not materially affected thereby.

Changes to this Cooperation Agreement, including to the requirement of the written form, must be made in writing to become effective.

Nuremberg,

/s/ Jerome Tan	/s/ Jürgen Eichner	/s/ Daniel Jürgens
Integrated Micro-Electronic Inc.	VIA optronics GmbH